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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

             January 8, 2007 (January 2, 2007) Date of Report (Date
                           of earliest event reported)
                              E.DIGITAL CORPORATION
               (Exact name of registrant as specified in charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                     0-20734
                            (Commission File Number)

                                   33-0591385
                        (IRS Employer Identification No.)

                            16770 West Bernardo Drive
                           San Diego, California 92127
                    (Address of principal executive offices)

                                 (858) 304-3016
              (Registrant's telephone number, including area code)




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Item 1.01.Entry into a Material Definitive Agreement.

      On January 2, 2007, we entered into a common stock purchase agreement (the "Purchase Agreement") with Fusion Capital Fund II, LLC, an Illinois limited liability company ("Fusion Capital"). Pursuant to the Purchase Agreement, we have sold to Fusion Capital $250,000 of our common stock at a purchase price of $0.12 per share and we have agreed to sell to Fusion Capital $250,000 of our common stock at a purchase price of $0.12 per share on the date that a registration statement related to the transaction is filed with the SEC. Subject to earlier termination at our discretion, we may sell an additional $8.0 million of our common stock to Fusion Capital from time to time over a 25-month period after the SEC has declared effective the registration statement related to the transaction. We agreed to issue to Fusion Capital 200,000 shares of our common stock as an expense reimbursement and 3,500,000 shares of our common stock as a commitment fee for entering into the Purchase Agreement.

      Concurrently with entering into the Purchase Agreement, we entered into a registration rights agreement with Fusion Capital (the "Registration Rights Agreement"). Under the Registration Rights Agreement, we agreed to file a registration statement with the SEC covering the shares that have been issued or may be issued to Fusion Capital under the Purchase Agreement. After the SEC has declared effective the registration statement, generally we have the right but not the obligation from time to time to sell our shares to Fusion Capital in amounts between $80,000 and $1 million depending on certain conditions. We have the right to control the timing and amount of any sales of our shares to Fusion Capital. The purchase price of the shares will be determined based upon the market price, as defined in the Purchase Agreement, of our shares without any fixed discount. Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock on any business day that the price of our common stock is below $0.08. The agreement may be terminated by us at any time at our discretion without any additional cost to us.

      The issuance of the 2,083,333 shares of common stock for the cash of $250,000, the issuance of the 200,000 expense reimbursment shares and the 3,500,000 commitment shares and the additional 2,083,333 shares issuable for cash of $250,000 at the registration statement date are issued or issuable as exempt under section 4(2) of the Securities Act of 1933, as amended.

      The foregoing description of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and Registration Rights Agreement, a copy of each of which is attached hereto as Exhibit 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 3.02. Unregistered Sales of Equity Securities.

      The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

      At September 30, 2006 the Company had $1,300,000 of convertible 12% Subordinated Promissory Notes due December 31, 2006, as amended ("Subordinated Notes") outstanding. As reported on Form 8-K filed December 12, 2006, $600,000 was converted into 7,500,000 shares of common stock. On or before December 29, 2006, the balance of $700,000 was converted by three holders and the Company has issued 8,750,000 shares of common stock. At December 29, 2006 all convertible 12% Subordinated Promissory Notes due December 31, 2006 had been converted and are no longer an obligation of the Company. A legend was placed on each of the stock certificates that were issued except for shares meeting the requirements of SEC Rule 144(k).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1 Common Stock Purchase Agreement, dated as of January 2, 2007, by and between e.Digital Corporation and Fusion Capital Fund II, LLC.

10.2 Registration Rights Agreement, dated as of January 2, 2007, by and between e.Digital corporation and Fusion Capital Fund II, LLC.

99.1  Press Release dated January 8, 2007.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       E.DIGITAL CORPORATION

                                       By:  /s/ Robert Putnam
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Date: January 8, 2007                      Robert Putnam, Senior Vice
                                           President and Secretary (Interim
                                           Principal Financial Officer and
                                           duly authorized to sign on behalf
                                           of the Registrant)